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INDYMAC IMSC MORTGAGE LOAN TRUST 2007-AR1

Final Term Sheet

$675,940,100 (Approximate)

IndyMac MBS, Inc.
Depositor

IndyMac Bank, F.S.B.
Sponsor, Seller and Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC AND IS EFFECTIVE FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities. – Numbering Do Not Delete

FREE WRITING PROSPECTUS DATED June 28, 2007

IndyMac IMSC Mortgage Loan Trust 2007-AR1

Distributions are payable monthly on the 25th day of each month, beginning July 25, 2007

The issuing entity will issue certificates, including the following classes of certificates:

Class	Initial Class Certificate Balance (1)	Pass‑Through Rate (2)	Class	Initial Class Certificate Balance (1)	Pass‑Through Rate (2)
Class 1‑A‑1	$33,045,000	Variable	Class A‑R	$100	Variable
Class 1‑A‑2	$3,670,000	Variable	Class B‑1	$25,757,000	Variable
Class 2‑A‑1	$485,185,000	Variable	Class B‑2	$14,270,000	Variable
Class 2‑A‑2	$52,700,000	Variable	Class B‑3	$7,658,000	Variable
Class 3-A-1	$53,655,000	Variable

 __________
(1)      This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)      The pass-through rates are  calculated as described in this free writing prospectus under “Summary—Description of the Certificates.”

Issuing Entity

IndyMac IMSC Mortgage Loan Trust 2007-AR1, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank.  Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association.  The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention:  Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07C1, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of June 1, 2007 among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of June 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about June 28, 2007.

The Mortgage Loans

The mortgage pool will consist of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four- family residential properties.  The mortgage loans will be divided into three groups.  Each group of mortgage loans is referred to as a “loan group.”

The mortgage rate on each mortgage loan is adjustable, after a specified period after origination during which the mortgage rate is fixed, based on a specified index.  The aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date is expected to be approximately as follows:

Loan Group	Aggregate Principal Balance ($)	Fixed Rate Period (months)
1	40,681,439	36
2	595,994,397	60
3	59,451,681	84

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$40,681,439
Geographic Concentrations in excess of 10%:
California	36.70%
Weighted Average Original LTV Ratio	76.47%
Weighted Average Mortgage Rate	6.419%
Range of Mortgage Rates	4.375% to 8.875%
Average Current Principal Balance	$296,945
Range of Current Principal Balances	$75,000 to $939,751
Weighted Average Remaining Term to Maturity	356 months
Weighted Average FICO Credit Score	709
Weighted Average Gross Margin	3.161%
Weighted Average Maximum Mortgage Rate	12.216%
Weighted Average Minimum Mortgage Rate	3.161%
Range of Months to Next Rate Adjustment Date	25 to 35

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$595,994,397
Geographic Concentrations in excess of 10%:
California	48.61%
Weighted Average Original LTV Ratio	75.46%
Weighted Average Mortgage Rate	6.998%
Range of Mortgage Rates	4.875% to 10.500%
Average Current Principal Balance	$355,181
Range of Current Principal Balances	$48,900 to $1,600,000
Weighted Average Remaining Term to Maturity	356 months
Weighted Average FICO Credit Score	696
Weighted Average Gross Margin	2.575%
Weighted Average Maximum Mortgage Rate	12.546%
Weighted Average Minimum Mortgage Rate	2.575%
Range of Months to Next Rate Adjustment Date	40 to 59

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance	$59,451,681
Geographic Concentrations in excess of 10%:
California	59.82%
Weighted Average Original LTV Ratio	75.40%
Weighted Average Mortgage Rate	6.625%
Range of Mortgage Rates	4.875% to 8.375%
Average Current Principal Balance	$401,701
Range of Current Principal Balances	$57,500 to $2,300,000
Weighted Average Remaining Term to Maturity	357 months
Weighted Average FICO Credit Score	700
Weighted Average Gross Margin	2.438%
Weighted Average Maximum Mortgage Rate	11.970%
Weighted Average Minimum Mortgage Rate	2.438%
Range of Months to Next Rate Adjustment Date	74 to 83

As of the cut-off date, the mortgage loans, in the aggregate, had the following characteristics:

Aggregate Current Principal Balance	$696,127,517
Geographic Concentrations in excess of 10%:
California	48.87%
Weighted Average Original LTV Ratio	75.52%
Weighted Average Mortgage Rate	6.932%
Range of Mortgage Rates	4.375% to 10.500%
Average Current Principal Balance	$354,624
Range of Current Principal Balances	$48,900 to $2,300,000
Weighted Average Remaining Term to Maturity	356 months
Weighted Average FICO Credit Score	697
Weighted Average Gross Margin	2.598%
Weighted Average Maximum Mortgage Rate	12.477%
Weighted Average Minimum Mortgage Rate	2.598%
Range of Months to Next Rate Adjustment Date	25 to 83

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Related Loan Group	Initial Class Certificate Balance (1)	Type	Final Scheduled Distribution Date	Modeled Final Distribution Date	Initial Rating (Moody’s/S&P) (2)
Offered Certificates
1-A-1	1	$ 33,045,000	Senior/Super Senior/Variable Rate	June 25, 2037	April 25, 2037	Aaa/AAA
1-A-2	1	$ 3,670,000	Senior/Support/ Variable Rate	June 25, 2037	April 25, 2037	Aaa/AAA
2-A-1	2	$ 485,185,000	Senior/Super Senior/Variable Rate	June 25, 2037	April 25, 2037	Aaa/AAA
2-A-2	2	$ 52,700,000	Senior/Support/ Variable Rate	June 25, 2037	April 25, 2037	Aaa/AAA
3-A-1	3	$ 53,655,000	Senior/ Variable Rate	June 25, 2037	May 25, 2037	Aaa/AAA
A-R	1	$ 100	Senior/REMIC Residual	June 25, 2037	July 25, 2007	NR/AAA
B-1	1, 2 and 3	$ 25,757,000	Subordinate/ Variable Rate	June 25, 2037	May 25, 2037	Aa2/AA
B-2	1, 2 and 3	$ 14,270,000	Subordinate/ Variable Rate	June 25, 2037	May 25, 2037	A2/A
B-3	1, 2 and 3	$ 7,658,000	Subordinate/ Variable Rate	June 25, 2037	May 25, 2037	Baa1/BBB
Non-Offered Certificates(5)
Class P-1	1, 2 and 3	$ 100	Prepayment Charges	N/A	N/A
Class P-2	1, 2 and 3	$ 100	Prepayment Charges	N/A	N/A
Class L	1, 2 and 3	N/A	Late Payment Fees	N/A	N/A
Class B-4	1, 2 and 3	$ 8,701,000	Subordinate/ Variable Rate	June 25, 2037	May 25, 2037	NR/BB
Class B-5	1, 2 and 3	$ 6,265,000	Subordinate/ Variable Rate	June 25, 2037	May 25, 2037	NR/B
Class B-6	1, 2 and 3	$ 5,221,417	Subordinate/ Variable Rate	June 25, 2037	May 25, 2037	NR/NR

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).  These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this free writing prospectus.  The Class P-1 and Class P-2 Certificates will be entitled to receive all prepayment charges collected on the mortgage loans.  The Class L Certificates will be entitled to receive all late payment fees collected on the mortgage loans.  Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Initial Pass-Through Rate (1)	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
1-A-1	6.03452%	(2)	calendar month (3)	30/360 (4)
1-A-2	6.03452%	(2)	calendar month (3)	30/360 (4)
2-A-1	6.61264%	(2)	calendar month (3)	30/360 (4)
2-A-2	6.61264%	(2)	calendar month (3)	30/360 (4)
3-A-1	6.24337%	(2)	calendar month (3)	30/360 (4)
A-R	6.03452%	(2)	calendar month (3)	30/360 (4)
B-1	6.54732%	(5)	calendar month (3)	30/360 (4)
B-2	6.54732%	(5)	calendar month (3)	30/360 (4)
B-3	6.54732%	(5)	calendar month (3)	30/360 (4)
Non-Offered Certificates
Class P-1	(6)	(6)	N/A	N/A
Class P-2	(6)	(6)	N/A	N/A
Class L	(6)	(6)	N/A	N/A
Class B-4	6.54732%	(5)	calendar month (3)	30/360 (4)
Class B-5	6.54732%	(5)	calendar month (3)	30/360 (4)
Class B-6	6.54732%	(5)	calendar month (3)	30/360 (4)

(1)	Reflects the expected pass-through rate as of the closing date.

(2)
The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the corresponding loan group.

(3)	These certificates will settle with accrued interest.

(4)	Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(5)
For the interest accrual period for any distribution date, the pass-through rate for each class of subordinated certificates will be equal to (i) the sum of the following for each loan group: the product of (x) the weighted average adjusted net mortgage rate of the mortgage loans in that loan group as of the first day of the related due period (after giving effect to principal prepayments received in the prepayment period that ends during such due period) and (y) the assumed balance for that loan group immediately prior to that distribution date, divided by (ii) the aggregate of the assumed balance for each loan group immediately prior to that distribution date.

(6)	The Class P-1, Class P-2 and the Class L Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Class of Certificates
Senior Certificates:	Group 1 Certificates, Group 2 Certificates and Group 3 Certificates
Subordinate Certificates:	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates
Group 1 Certificates	Class 1-A-1, Class 1-A-2 and Class A-R Certificates
Group 2 Certificates	Class 2-A-1 and Class 2-A-2 Certificates
Group 3 Certificates	Class 3-A-1 Certificates
Offered Certificates:	Senior Certificates, Class B-1, Class B-2 and Class B-3 Certificates
Super Senior Certificates:	Class 1-A-1 and Class 2-A-1 Certificates
Support Certificates:	Class 1-A-2 and Class 2-A-2 Certificates

Record Date

The record date for any class of certificates is the last business day of the month preceding the month of a distribution date.

Denominations

The senior certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1.

Class B-1, Class B-2 and Class B-3 Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form.  Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form.  The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for July 25, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table above.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

•	interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance immediately prior to that distribution date; plus

•	any interest remaining unpaid from prior distribution dates; minus

•	any net interest shortfalls allocated to that class for that distribution date.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans in a loan group exceeds the amount of the reduction in the servicer’s servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amount (which is interest due, but not distributed, on a prior distribution date) will be distributable as and to the extent described in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates based on their respective entitlements and the classes of subordinated certificates, based on interest accrued on each such subordinated class’ share of the assumed balance, as described more fully in this free writing prospectus under “Description of the Certificates — Interest,” in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes of certificates in the order described below under “— Priority of Distributions Among Certificates,” interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements.  Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•
partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

•
any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

•	the servicing fee and additional servicing compensation due to the servicer;

•	the trustee fee due to the trustee;

•	any lender paid mortgage insurance premiums;

•	amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates);

•	all late payment fees (which are distributable only to the Class L Certificates); and

•	all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan that will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be 0.375% per annum.  The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, assumption fees and other similar charges (excluding prepayment charges and late payment fees), all investment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to the mortgage loans.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•
to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available amounts, to the Class A-R Certificates.

Principal Distributions

Generally, principal collections from the mortgage loans in a loan group are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the aggregate stated principal balance of the mortgage loans in that loan group and

•
in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

•
no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

•
if the aggregate subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the “two-times test”), each senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Senior Certificates

On each distribution date, the principal amount for each loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the classes of senior certificates as follows:

•	with respect to loan group 1, in the following priority:

1)  to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

2)  concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

•	with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

•	with respect to loan group 3, to the Class 3-A-1 Certificates, until its class certificate balance is reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the classes of subordinated certificates in order of their distribution priorities, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero.  Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount from all loan groups; provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of principal prepayments.  Instead, the portion of principal prepayments otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement.  If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.  In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates.  Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates in accordance with the priorities set forth under “Description of the Certificates—Allocation of Losses” in this free writing prospectus.  However, any realized losses on the mortgage loans in a loan group that would otherwise be allocated to the related class of super senior certificates will instead be allocated to the related class of support certificates until its class certificate balance is reduced to zero.

Additionally, as described above under “—Principal Distributions,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group).  This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If the senior certificates of one group have been paid in full before the senior certificates of the other groups, all principal on the mortgage loans related to the senior certificate group that was paid in full will be distributed to the remaining senior certificates on a pro rata basis.  However, those distributions will not be made if the level of subordination provided to the senior certificates has doubled from the original level and the delinquency performance of the mortgage loans satisfies the test described in this free writing prospectus under “Description of the Certificates—Cross-Collateralization.”

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that distribution date, is greater than the aggregate stated principal balance of the mortgage loans in the related loan group (any such group, an “undercollateralized group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, until the aggregate class certificate balance of the senior certificates of the undercollateralized group equals the aggregate stated principal balance of the mortgage loans in that loan group (such distribution, an “undercollateralization distribution”).  If the senior certificates of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan groups remaining after all required amounts for that distribution date have been distributed to the senior certificates of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this “—Cross-Collateralization” section will be made in accordance with the priorities set forth below under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” and “— Subordinated Principal Distribution Amount.”

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure.  The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC.  Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest.  The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC.  The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates and, until they have been underwritten or placed by an underwriter meeting certain requirements, the Class 3-A-1, Class B-1, Class B-2 and Class B-3 Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

Loan Group 1

Mortgage Rates for the Group 1 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
4.001 - 4.500	1	$121,600.00	0.30%	4.375%	710	$121,600.00	80.00%
4.501 - 5.000	4	1,106,999.58	2.72	4.765	747	276,749.90	79.65
5.001 - 5.500	8	3,048,367.96	7.49	5.236	701	381,046.00	81.01
5.501 - 6.000	24	8,638,385.88	21.23	5.817	727	359,932.75	73.04
6.001 - 6.500	43	13,721,374.58	33.73	6.355	707	319,101.73	75.02
6.501 - 7.000	22	5,992,645.48	14.73	6.845	700	272,392.98	75.96
7.001 - 7.500	17	5,084,839.64	12.50	7.293	708	299,108.21	81.67
7.501 - 8.000	11	1,928,349.85	4.74	7.789	690	175,304.53	81.13
8.001 - 8.500	6	827,234.97	2.03	8.381	678	137,872.50	75.03
8.501 - 9.000	1	211,640.80	0.52	8.875	640	211,640.80	80.00
Total	137	$40,681,438.74	100.00%
__________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 6.419% per annum.  As of the Cut–off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans net of the insurance premium charged by the lender was approximately 6.415% per annum.

Current Principal Balances for the Group 1 Mortgage Loans(1)

Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
50,000.01 - 100,000.00	6	$532,520.92	1.31%	6.888%	723	$88,753.49	73.29%
100,000.01 - 150,000.00	17	2,155,620.80	5.30	7.027	705	126,801.22	77.51
150,000.01 - 200,000.00	28	4,918,063.90	12.09	6.774	705	175,645.14	76.30
200,000.01 - 250,000.00	21	4,590,050.84	11.28	6.658	701	218,573.85	75.13
250,000.01 - 300,000.00	15	4,269,632.99	10.50	6.536	697	284,642.20	77.64
300,000.01 - 350,000.00	4	1,285,351.86	3.16	6.789	703	321,337.97	77.55
350,000.01 - 400,000.00	12	4,496,596.01	11.05	6.028	722	374,716.33	79.46
400,000.01 - 450,000.00	9	3,838,666.10	9.44	5.850	727	426,518.46	80.54
450,000.01 - 500,000.00	10	4,831,657.27	11.88	6.104	706	483,165.73	73.62
500,000.01 - 550,000.00	6	3,142,242.00	7.72	6.652	706	523,707.00	75.36
550,000.01 - 600,000.00	2	1,176,000.00	2.89	6.209	690	588,000.00	80.00
600,000.01 - 650,000.00	1	650,000.00	1.60	6.500	651	650,000.00	70.27
650,000.01 - 700,000.00	1	671,250.00	1.65	6.875	697	671,250.00	75.00
700,000.01 - 750,000.00	1	725,000.00	1.78	7.000	777	725,000.00	60.42
750,000.01 - 800,000.00	1	764,000.00	1.88	5.750	682	764,000.00	80.00
800,000.01 - 850,000.00	2	1,695,034.88	4.17	6.125	718	847,517.44	73.44
900,000.01 - 950,000.00	1	939,751.17	2.31	6.250	763	939,751.17	80.00
Total	137	$40,681,438.74	100.00%
___________
(1)	As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $296,945.

Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
20.01 - 30.00	3	$456,272.83	1.12%	6.168%	761	$152,090.94	25.23%
40.01 - 50.00	2	253,000.00	0.62	7.041	728	126,500.00	43.68
50.01 - 60.00	5	1,924,228.10	4.73	6.063	767	384,845.62	58.09
60.01 - 70.00	10	2,980,498.53	7.33	6.538	716	298,049.85	64.69
70.01 - 80.00	106	32,384,227.40	79.60	6.414	702	305,511.58	78.51
80.01 - 90.00	7	2,025,437.83	4.98	6.349	755	289,348.26	88.25
90.01 - 100.00	4	657,774.05	1.62	7.334	685	164,443.51	95.00
Total	137	$40,681,438.74	100.00%

____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 76.47%.

Original Term to Stated Maturity for the Group 1 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
360	137	$40,681,438.74	100%	6.419%	709	$296,944.81	76.47%
Total	137	$40,681,438.74	100.00%

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
346 – 350	2	$661,782.19	1.63%	6.629%	752	$330,891.10	85.86%
351 – 355	36	11,120,766.72	27.34	6.072	725	308,910.19	78.26
356 – 360	99	28,898,889.83	71.04	6.548	702	291,907.98	75.57
Total	137	$40,681,438.74	100.00%
__________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 356 months.

Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Arizona	11	$3,166,933.05	7.78%	6.717%	737	$287,903.00	78.96%
California	43	14,930,402.94	36.70	6.140	707	347,218.67	76.09
Colorado	5	1,819,871.80	4.47	6.668	724	363,974.36	73.96
Connecticut	1	466,000.00	1.15	7.000	697	466,000.00	79.93
District of Columbia	1	507,000.00	1.25	6.375	647	507,000.00	78.12
Florida	11	2,782,905.94	6.84	6.873	724	252,991.45	73.59
Georgia	3	1,117,000.00	2.75	5.867	739	372,333.33	77.65
Hawaii	1	300,000.00	0.74	6.500	682	300,000.00	74.63
Illinois	1	368,000.00	0.90	4.625	692	368,000.00	80.00
Indiana	1	99,816.97	0.25	8.500	758	99,816.97	80.00
Louisiana	3	607,939.27	1.49	6.983	654	202,646.42	74.36
Maine	1	187,869.70	0.46	7.375	733	187,869.70	80.00
Maryland	4	1,989,381.18	4.89	6.260	694	497,345.30	76.26
Massachusetts	1	122,506.18	0.30	6.375	692	122,506.18	79.48
Michigan	6	1,291,099.58	3.17	5.589	724	215,183.26	77.85
Minnesota	5	970,772.35	2.39	6.657	705	194,154.47	77.20
Missouri	3	556,553.50	1.37	6.735	719	185,517.83	80.00
Montana	1	189,050.00	0.46	7.375	668	189,050.00	95.00
Nevada	7	2,665,223.72	6.55	6.465	711	380,746.25	78.06
New Jersey	2	861,640.80	2.12	7.083	648	430,820.40	72.66
New York	2	709,728.10	1.74	6.037	788	354,864.05	57.72
North Carolina	2	395,602.71	0.97	7.916	652	197,801.36	88.02
South Carolina	1	100,000.00	0.25	4.875	695	100,000.00	80.00
Texas	11	1,657,578.50	4.07	7.092	715	150,688.95	78.34
Utah	1	352,800.00	0.87	6.50	688	352,800.00	80.00
Vermont	1	671,250.00	1.65	6.875	697	671,250.00	75.00
Virginia	6	1,388,112.45	3.41	6.372	683	231,352.08	77.11
Washington	2	406,400.00	1.00	7.269	710	203,200.00	80.00
Total	137	$40,681,438.74	100.00%

Mortgagors’ FICO Scores for the Group 1 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
620	2	$331,250.00	0.81%	7.573%	620	$165,625.00	77.07%
621 – 640	5	1,517,640.80	3.73	6.964	629	303,528.16	73.16
641 – 660	10	2,904,811.94	7.14	6.845	650	290,481.19	78.09
661 – 680	19	4,741,587.70	11.66	6.583	672	249,557.25	79.92
681 – 700	34	10,512,323.27	25.84	6.345	690	309,185.98	78.64
701 – 720	21	6,692,580.91	16.45	6.326	708	318,694.33	77.13
721 – 740	20	5,453,829.54	13.41	6.377	731	272,691.48	70.96
741 – 760	5	1,048,892.11	2.58	6.664	748	209,778.42	80.00
761 – 780	9	3,875,072.50	9.53	6.351	771	430,563.61	75.35
781 – 800	8	2,555,821.87	6.28	6.013	789	319,477.73	79.21
801 – 820	4	1,047,628.10	2.58	5.907	808	261,907.03	57.72
Total	137	$40,681,438.74	100.00%
_________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans was approximately 709.

Types of Mortgaged Properties for the Group 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Planned Unit Development (PUD)	29	$8,923,693.99	21.94%	6.589%	720	$307,713.59	76.38%
High-rise Condominium	1	395,250.00	0.97	5.750	791	395,250.00	75.00
Low-rise Condominium	16	4,091,130.19	10.06	5.851	710	255,695.64	77.91
Single Family Residence	84	25,852,433.19	63.55	6.405	705	307,767.06	76.18
Townhouse	2	367,096.00	0.90	7.589	711	183,548.00	80.00
Two- to Four-Family Residence	5	1,051,835.37	2.59	7.380	680	210,367.07	78.11
Total	137	$40,681,438.74	100.00%

Purposes of the Group 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Purchase	71	$17,742,758.41	43.61%	6.643%	710	$249,898.01	80.02%
Refinance (Rate/Term)	26	9,141,138.32	22.47	5.915	699	351,582.24	75.28
Refinance (Cash Out)	40	13,797,542.01	33.92	6.466	715	344,938.55	72.70
Total	137	$40,681,438.74	100.00%

Occupancy Types for the Group 1 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Primary Home	107	$33,707,366.87	82.86%	6.270%	707	$315,022.12	76.28%
Secondary Home	12	3,682,993.45	9.05	6.678	745	306,916.12	76.13
Investment	18	3,291,078.42	8.09	7.662	691	182,837.69	78.83
Total	137	$40,681,438.74	100.00%

____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 1 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Full/Alternate	29	$7,062,608.76	17.36%	6.096%	711	$243,538.23	78.92%
Stated Income	68	22,960,834.13	56.44	6.427	708	337,659.33	75.62
No Ratio	18	5,659,724.66	13.91	6.486	712	314,429.15	79.82
No Income/No Asset	16	3,635,509.54	8.94	6.786	696	227,219.35	76.12
No Doc	6	1,362,761.65	3.35	6.718	744	227,126.94	65.31
Total	137	$40,681,438.74	100.00%

Loan Age for the Group 1 Mortgage Loans(1)

Range of Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
1-5	111	$32,489,548.87	79.86%	6.439%	705	$292,698.64	75.86%
6-10	25	7,917,829.97	19.46	6.362	728	316,713.20	78.85
11-15	1	274,059.90	0.67	5.750	686	274,059.90	80.00
Total	137	$40,681,438.74	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately 4 months.

Loan Programs for the Group 1 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
3/1 CMT Interest Only	1	$387,722.29	0.95%	7.250%	798	$387,722.29	90.00%
3/1 LIBOR	4	899,013.66	2.21	6.347	731	224,753.42	69.06
3/1 LIBOR Interest Only	17	4,369,539.00	10.74	6.513	711	257,031.71	75.60
3/6 LIBOR	12	2,882,116.09	7.08	6.819	702	240,176.34	76.34
3/6 LIBOR Interest Only	103	32,143,047.70	79.01	6.363	708	312,068.42	76.65
Total	137	$40,681,438.74	100.00%

Original Interest Only Terms of the Group 1 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	16	$3,781,129.75	9.29%	6.707%	709	$236,320.61	74.61%
36	8	2,206,781.13	5.42	6.200	755	275,847.64	74.73
60	32	7,535,796.22	18.52	6.709	703	235,493.63	76.67
120	81	27,157,731.64	66.76	6.317	707	335,280.64	76.82
Total	137	$40,681,438.74	100.00%

Prepayment Charge Terms and Type of the Group 1 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
None	77	$25,091,756.26	61.68%	6.387%	714	$325,866.96	75.66%
6 – Hard	1	171,300.00	0.42	7.875	680	171,300.00	80.00
12 – Hard	8	2,298,310.43	5.65	6.399	698	287,288.80	78.77
12 – Soft	1	167,599.59	0.41	6.375	678	167,599.59	80.00
24 – Hard	2	660,000.00	1.62	5.559	685	330,000.00	80.00
36 – Hard	18	4,847,961.42	11.92	6.466	704	269,331.19	77.98
36 – Soft	30	7,444,511.04	18.30	6.549	702	248,150.37	77.05
Total	137	$40,681,438.74	100.00%

Gross Margins for the Group 1 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000 - 2.499	52	$15,534,035.32	38.18%	6.258%	717	$298,731.45	76.60%
2.500 - 2.999	37	12,726,264.54	31.28	6.408	704	343,953.10	75.54
3.000 - 3.499	3	1,451,654.26	3.57	5.958	711	483,884.75	76.45
3.500 - 3.999	3	741,659.49	1.82	6.195	683	247,219.83	77.83
5.000 - 5.499	42	10,227,825.13	25.14	6.760	706	243,519.65	77.35
Total	137	$40,681,438.74	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans was approximately 3.161%.

Months to Initial Adjustment Date for the Group 1 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
21 – 30	26	$8,191,889.87	20.14%	6.342%	727	$315,072.69	78.89%
31 – 40	111	32,489,548.87	79.86	6.439	705	292,698.64	75.86
Total	137	$40,681,438.74	100.00%

Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
9.000 - 9.499	1	$121,600.00	0.30%	4.375%	710	$121,600.00	80.00%
9.500 - 9.999	3	1,006,999.58	2.48	4.754	752	335,666.53	79.61
10.000 - 10.499	7	2,673,367.96	6.57	5.199	705	381,909.71	81.41
10.500 - 10.999	2	304,699.51	0.75	5.547	716	152,349.76	69.29
11.000 - 11.499	4	1,669,279.27	4.10	6.246	745	417,319.82	76.38
11.500 - 11.999	19	8,070,746.60	19.84	5.907	715	424,776.14	73.88
12.000 - 12.499	37	10,309,166.07	25.34	6.263	703	278,626.11	76.08
12.500 - 12.999	30	7,841,054.62	19.27	6.735	698	261,368.49	76.05
13.000 - 13.499	17	5,663,452.22	13.92	7.175	722	333,144.25	78.37
13.500 - 13.999	9	1,798,997.14	4.42	7.699	701	199,888.57	78.12
14.000 - 14.499	5	788,749.00	1.94	8.259	670	157,749.80	74.79
14.500 - 14.999	3	433,326.77	1.07	8.683	681	144,442.26	80.00
Total	137	$40,681,438.74	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 12.216%.

Initial Periodic Rate Cap for the Group 1 Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000	48	$11,853,988.00	29.14%	6.672%	709	$246,958.08	77.82%
3.000	33	10,441,344.67	25.67	5.848	707	316,404.38	76.91
5.000	9	3,413,157.96	8.39	6.252	694	379,239.77	78.35
6.000	47	14,972,948.11	36.81	6.656	714	318,573.36	74.68
Total	137	$40,681,438.74	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Initial Period Rate Cap for the Group 1 Mortgage Loans was approximately 3.981%.

Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
1.000	47	$15,801,650.19	38.84%	6.012%	706	$336,205.32	77.70%
2.000	90	24,879,788.55	61.16	6.678	712	276,442.10	75.69
Total	137	$40,681,438.74	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans was approximately 1.612%.

Origination Channel for the Group 1 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Conduit	137	$40,681,438.74	100%	6.419%	709	$296,944.81	76.47%
Total	137	$40,681,438.74	100.00%

Loan Group 2

Mortgage Rates for the Group 2 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
4.501 - 5.000	9	$4,552,658.88	0.76%	4.947%	720	$505,850.99	80.00%
5.001 - 5.500	20	8,117,316.09	1.36	5.385	722	405,865.80	70.80
5.501 - 6.000	122	55,441,500.67	9.30	5.871	719	454,438.53	68.98
6.001 - 6.500	239	101,069,207.47	16.96	6.359	704	422,883.71	72.76
6.501 - 7.000	434	168,858,447.75	28.33	6.820	698	389,074.76	74.79
7.001 - 7.500	380	120,417,936.15	20.20	7.326	689	316,889.31	78.44
7.501 - 8.000	300	94,847,372.79	15.91	7.795	683	316,157.91	77.61
8.001 - 8.500	121	31,007,034.97	5.20	8.316	684	256,256.49	80.08
8.501 - 9.000	41	9,190,023.27	1.54	8.807	682	224,146.91	80.19
9.001 - 9.500	8	1,455,914.39	0.24	9.174	713	181,989.30	81.70
9.501 - 10.000	1	58,731.75	0.01	9.750	691	58,731.75	95.00
10.001 - 10.500	3	978,252.67	0.16	10.500	670	326,084.22	80.00
Total	1,678	$595,994,396.85	100.00%

____________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 6.998% per annum.  As of the Cut–off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans net of the insurance premium charged by the lender was approximately 6.993% per annum.

Current Principal Balances for the Group 2 Mortgage Loans(1)

Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0.01 - 50,000.00	1	$48,900.00	0.01%	8.625%	670	$48,900.00	78.87%
50,000.01 - 100,000.00	71	5,630,920.61	0.94	7.852	692	79,308.74	77.59
100,000.01 - 150,000.00	179	22,548,428.84	3.78	7.505	686	125,968.88	77.56
150,000.01 - 200,000.00	230	40,238,863.55	6.75	7.337	695	174,951.58	76.85
200,000.01 - 250,000.00	167	37,621,283.86	6.31	7.206	685	225,277.15	74.87
250,000.01 - 300,000.00	141	38,652,229.36	6.49	7.160	680	274,129.29	75.93
300,000.01 - 350,000.00	136	44,299,589.89	7.43	6.910	690	325,732.28	73.68
350,000.01 - 400,000.00	99	37,113,169.00	6.23	7.104	685	374,880.49	76.10
400,000.01 - 450,000.00	139	59,590,786.16	10.00	6.909	689	428,710.69	76.73
450,000.01 - 500,000.00	152	72,543,453.07	12.17	6.791	700	477,259.56	75.86
500,000.01 - 550,000.00	116	60,987,652.39	10.23	6.816	707	525,755.62	77.69
550,000.01 - 600,000.00	75	43,392,447.16	7.28	6.948	709	578,565.96	76.25
600,000.01 - 650,000.00	46	29,033,819.61	4.87	6.995	697	631,169.99	74.71
650,000.01 - 700,000.00	30	20,372,019.78	3.42	6.973	694	679,067.33	72.87
700,000.01 - 750,000.00	24	17,500,260.15	2.94	6.966	700	729,177.51	72.28
750,000.01 - 800,000.00	16	12,313,989.74	2.07	6.802	719	769,624.36	77.35
800,000.01 - 850,000.00	9	7,475,499.96	1.25	6.852	733	830,611.11	70.29
850,000.01 - 900,000.00	13	11,490,182.40	1.93	6.559	709	883,860.18	74.00
900,000.01 - 950,000.00	6	5,485,956.87	0.92	6.686	742	914,326.15	74.51
950,000.01 - 1,000,000.00	21	20,787,759.89	3.49	7.065	702	989,893.33	71.15
1,000,000.01 - 1,250,000.00	5	5,947,684.56	1.00	6.888	705	1,189,536.91	70.65
1,250,000.01 - 1,500,000.00	1	1,319,500.00	0.22	7.625	694	1,319,500.00	61.23
1,500,000.01 - 1,750,000.00	1	1,600,000.00	0.27	6.500	633	1,600,000.00	60.60
Total	1,678	$595,994,396.85	100.00%

____________
(1)	As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $355,181.

Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
10.01 - 20.00	3	$733,025.29	0.12%	5.89%	785	$244,341.76	18.37%
20.01 - 30.00	2	261,315.58	0.04	6.435	654	130,657.79	27.53
30.01 - 40.00	13	2,861,385.19	0.48	6.394	709	220,106.55	35.64
40.01 - 50.00	33	10,367,405.08	1.74	6.346	710	314,163.79	45.16
50.01 - 60.00	71	30,321,493.60	5.09	6.398	711	427,063.29	56.55
60.01 - 70.00	187	80,728,895.82	13.55	6.725	703	431,705.33	66.50
70.01 - 80.00	1,299	452,841,116.41	75.98	7.083	694	348,607.48	78.80
80.01 - 90.00	41	11,820,031.89	1.98	7.489	676	288,293.46	87.80
90.01 - 100.00	29	6,059,727.99	1.02	7.892	695	208,956.14	95.46
Total	1,678	$595,994,396.85	100.00%

____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 75.46%.

Original Term to Stated Maturity for the Group 2 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
360	1,678	$595,994,396.85	100%	6.998%	696	$355,181.40	75.46%
Total	1,678	$595,994,396.85	100.00%

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans (1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
336 – 340	1	$243,827.10	0.04%	6.250%	696	$243,827.10	50.00%
341 – 345	1	285,549.08	0.05	5.750	685	285,549.08	90.00
346 – 350	12	2,916,646.54	0.49	7.727	688	243,053.88	77.72
351 – 355	399	126,691,293.56	21.26	7.209	696	317,522.04	77.07
356 – 360	1,265	465,857,080.57	78.16	6.937	696	368,266.47	75.02
Total	1,678	$595,994,396.85	100.00%

____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 356 months.

Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Alabama	8	$1,654,511.57	0.28%	7.762%	669	$206,813.95	81.91%
Alaska	1	237,585.24	0.04	7.625	624	237,585.24	80.00
Arizona	144	38,617,607.01	6.48	7.169	695	268,177.83	77.90
Arkansas	1	75,783.37	0.01	7.750	671	75,783.37	80.00
California	627	289,722,364.49	48.61	6.728	702	462,077.14	74.23
Colorado	25	9,177,194.65	1.54	7.285	716	367,087.79	76.57
Connecticut	9	3,029,795.76	0.51	7.356	700	336,643.97	69.99
Delaware	2	515,360.00	0.09	7.247	786	257,680.00	80.00
District of Columbia	3	917,285.05	0.15	7.171	671	305,761.68	80.00
Florida	186	49,384,254.76	8.29	7.498	687	265,506.75	75.61
Georgia	45	9,894,723.63	1.66	7.298	689	219,882.75	79.34
Hawaii	7	3,633,412.56	0.61	6.492	704	519,058.94	75.74
Idaho	19	4,429,046.29	0.74	7.485	674	233,107.70	76.12
Illinois	36	9,836,437.47	1.65	7.448	687	273,234.37	81.54
Indiana	7	1,118,943.98	0.19	7.573	681	159,849.14	81.41
Kansas	4	359,226.58	0.06	7.706	709	89,806.65	76.43
Kentucky	6	2,403,408.19	0.40	6.989	725	400,568.03	73.80
Louisiana	1	362,179.60	0.06	6.875	661	362,179.60	80.00
Maryland	59	19,301,579.95	3.24	7.086	676	327,145.42	76.64
Massachusetts	13	4,964,448.23	0.83	7.526	691	381,880.63	74.17
Michigan	20	5,419,777.41	0.91	6.978	689	270,988.87	76.92
Minnesota	20	5,017,597.74	0.84	7.171	702	250,879.89	77.78
Mississippi	2	1,078,284.07	0.18	7.611	669	539,142.04	79.59
Missouri	7	735,902.35	0.12	7.371	684	105,128.91	78.14
Nevada	71	20,727,503.99	3.48	7.182	694	291,936.68	78.27
New Hampshire	3	700,130.78	0.12	6.451	723	233,376.93	63.23
New Jersey	20	7,810,462.40	1.31	7.261	670	390,523.12	75.57
New Mexico	4	1,195,023.44	0.20	7.304	693	298,755.86	85.68
New York	36	14,707,864.07	2.47	7.157	698	408,551.78	71.02
North Carolina	16	4,825,949.29	0.81	6.908	707	301,621.83	71.21
Ohio	5	1,431,350.00	0.24	6.547	695	286,270.00	70.03
Oregon	34	10,114,569.05	1.70	7.129	684	297,487.33	76.33
Pennsylvania	4	621,228.71	0.10	7.446	647	155,307.18	75.04
South Carolina	8	1,782,707.50	0.30	7.654	726	222,838.44	77.67
Tennessee	5	648,091.98	0.11	7.791	678	129,618.40	84.48
Texas	39	8,678,639.90	1.46	7.617	701	222,529.23	75.59
Utah	26	8,079,279.95	1.36	7.671	711	310,741.54	80.99
Vermont	1	632,000.00	0.11	5.875	701	632,000.00	80.00
Virginia	65	24,774,402.78	4.16	7.215	686	381,144.66	77.06
Washington	74	23,274,022.70	3.91	6.989	686	314,513.82	76.33
West Virginia	2	499,415.81	0.08	7.557	630	249,707.91	80.00
Wisconsin	8	1,641,483.04	0.28	7.035	718	205,185.38	69.81
Wyoming	5	1,963,561.51	0.33	7.352	710	392,712.30	79.60
Total	1,678	$595,994,396.85	100.00%

Mortgagors’ FICO Scores for the Group 2 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
620	18	$5,218,150.26	0.88%	7.357%	620	$289,897.24	73.47%
621 – 640	139	46,548,430.14	7.81	7.209	631	334,880.79	74.89
641 – 660	266	83,330,544.75	13.98	7.243	651	313,272.72	76.01
661 – 680	331	111,109,450.22	18.64	7.092	670	335,678.10	76.47
681 – 700	276	105,936,150.24	17.77	6.990	690	383,826.63	76.02
701 – 720	222	79,674,270.10	13.37	6.943	710	358,893.11	76.53
721 – 740	173	61,348,000.34	10.29	6.899	729	354,612.72	76.73
741 – 760	102	37,658,004.99	6.32	6.893	750	369,196.13	74.37
761 – 780	75	32,499,317.27	5.45	6.458	771	433,324.23	71.07
781 – 800	52	21,381,682.69	3.59	6.804	789	411,186.21	71.76
801 – 820	24	11,290,395.85	1.89	6.489	808	470,433.16	68.51
Total	1,678	$595,994,396.85	100.00%

____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans was approximately 696.

Types of Mortgaged Properties for the Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Planned Unit Development (PUD)	338	$122,678,177.92	20.58%	7.021%	694	$362,953.19	76.83%
Cooperative	1	243,827.10	0.04	6.250	696	243,827.10	50.00
High-rise Condominium	8	2,633,103.65	0.44	7.574	728	329,137.96	70.03
Low-rise Condominium	154	42,526,363.03	7.14	7.231	692	276,145.21	76.70
Single Family Residence	1,023	370,324,443.41	62.14	6.916	696	361,998.48	75.20
Townhouse	14	3,316,692.62	0.56	7.536	702	236,906.62	79.13
Two- to Four-Family Residence	140	54,271,789.12	9.11	7.266	708	387,655.64	73.36
Total	1,678	$595,994,396.85	100.00%

Purposes of the Group 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Purchase	771	$246,905,645.79	41.43%	7.138%	703	$320,240.79	79.20%
Refinance (Rate/Term)	323	135,829,133.76	22.79	6.784	693	420,523.63	73.86
Refinance (Cash Out)	584	213,259,617.30	35.78	6.972	690	365,170.58	72.16
Total	1,678	$595,994,396.85	100.00%

Occupancy Types for the Group 2 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Primary Home	1,110	$437,145,808.80	73.35%	6.875%	691	$393,825.05	75.95%
Secondary Home	37	16,518,501.28	2.77	7.039	718	446,445.98	76.37
Investment	531	142,330,086.77	23.88	7.370	710	268,041.59	73.87
Total	1,678	$595,994,396.85	100.00%

____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Group 2 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Full/Alternate	203	$62,439,775.74	10.48%	6.608%	702	$307,585.10	74.72%
Stated Income	711	280,762,219.97	47.11	6.888	699	394,883.57	75.93
No Ratio	322	118,678,747.20	19.91	7.279	691	368,567.54	77.62
No Income/No Asset	178	53,154,586.14	8.92	7.247	686	298,621.27	77.14
No Doc	264	80,959,067.80	13.58	7.103	696	306,663.14	70.17
Total	1,678	$595,994,396.85	100.00%

Loan Age for the Group 2 Mortgage Loans(1)

Range of Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
1-5	1,464	$524,946,788.80	88.08%	6.970%	696	$358,570.21	75.26%
6-10	206	69,161,734.38	11.60	7.201	695	335,736.57	77.03
11-15	7	1,642,046.57	0.28	7.368	713	234,578.08	80.03
16 or greater	1	243,827.10	0.04	6.250	696	243,827.10	50.00
Total	1,678	$595,994,396.85	100.00%

____________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately 4 months.

Loan Programs for the Group 2 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
5/1 CMT Interest Only	1	$285,549.08	0.05%	5.750%	685	$285,549.08	90.00%
5/1 LIBOR	34	12,522,003.70	2.10	6.870	688	368,294.23	72.93
5/1 LIBOR 40/30 Balloon	1	162,182.41	0.03	7.875	677	162,182.41	80.00
5/1 LIBOR Interest Only	296	118,990,153.51	19.96	6.710	701	401,993.76	76.31
5/6 LIBOR	159	42,643,235.79	7.15	7.401	692	268,196.45	74.97
5/6 LIBOR 40/30 Balloon	15	3,816,786.40	0.64	7.644	671	254,452.43	79.71
5/6 LIBOR Interest Only	1,172	417,574,485.96	70.06	7.037	696	356,292.22	75.30
Total	1,678	$595,994,396.85	100.00%

Original Interest Only Terms of the Group 2 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	209	$59,144,208.30	9.92%	7.306%	690	$282,986.64	74.86%
60	108	45,366,268.15	7.61	6.389	704	420,058.04	75.99
120	1,361	491,483,920.40	82.46	7.017	696	361,119.71	75.49
Total	1,678	$595,994,396.85	100.00%

Prepayment Charge Terms and Type of the Group 2 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
None	857	$328,390,676.62	55.10%	6.928%	701	$383,186.32	75.28%
6 – Hard	5	996,548.27	0.17	7.439	704	199,309.65	80.88
6 – Soft	1	274,200.00	0.05	6.500	659	274,200.00	46.79
12 – Hard	100	34,807,371.26	5.84	7.154	692	348,073.71	77.42
12 – Soft	7	1,696,420.40	0.28	7.502	657	242,345.77	76.46
24 – Hard	11	3,778,656.38	0.63	6.755	700	343,514.22	79.97
24 – Soft	8	2,087,755.85	0.35	8.293	671	260,969.48	79.37
36 – Hard	276	86,835,416.78	14.57	6.955	690	314,621.08	75.16
36 – Soft	412	136,264,851.29	22.86	7.134	691	330,739.93	75.44
60 – Soft	1	862,500.00	0.14	6.750	661	862,500.00	71.88
Total	1,678	$595,994,396.85	100.00%

Gross Margins for the Group 2 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000 - 2.499	936	$362,322,789.88	60.79%	6.885%	699	$387,097.00	74.79%
2.500 - 2.999	454	146,987,723.11	24.66	7.234	689	323,761.50	76.78
3.000 - 3.499	98	33,160,612.22	5.56	7.215	684	338,373.59	78.34
3.500 - 3.999	161	45,648,762.52	7.66	6.889	704	283,532.69	74.71
4.000 - 4.499	4	957,499.71	0.16	7.849	713	239,374.93	80.00
4.500 - 4.999	7	1,765,174.64	0.30	7.032	705	252,167.81	64.98
5.000 - 5.499	14	3,615,370.83	0.61	7.537	715	258,240.77	74.79
6.000 - 6.499	2	944,000.00	0.16	7.690	634	472,000.00	80.00
6.500 - 6.999	2	592,463.94	0.10	7.652	664	296,231.97	80.00
Total	1,678	$595,994,396.85	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans was approximately 2.575%.

Months to Initial Adjustment Date for the Group 2 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
31 – 40	1	$243,827.10	0.04%	6.25%	696	$243,827.10	50.00%
41 – 50	13	3,202,195.62	0.54	7.551	687	246,322.74	78.82
51 – 60	1,664	592,548,374.13	99.42	6.995	696	356,098.78	75.46
Total	1,678	$595,994,396.85	100.00%

Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
9.500 - 9.999	4	$1,917,168.70	0.32%	4.875%	705	$479,292.18	80.00%
10.000 - 10.499	12	5,359,592.74	0.90	5.138	741	446,632.73	74.99
10.500 - 10.999	54	24,441,559.14	4.10	5.757	716	452,621.47	71.08
11.000 - 11.499	81	36,617,690.87	6.14	6.165	712	452,070.26	73.35
11.500 - 11.999	222	76,539,512.83	12.84	6.560	699	344,772.58	74.12
12.000 - 12.499	300	108,608,395.17	18.22	6.744	699	362,027.98	74.81
12.500 - 12.999	467	174,557,006.26	29.29	7.044	695	373,783.74	75.38
13.000 - 13.499	226	73,154,506.57	12.27	7.431	691	323,692.51	77.61
13.500 - 13.999	190	61,965,884.94	10.40	7.755	684	326,136.24	76.84
14.000 - 14.499	62	17,748,484.05	2.98	8.203	687	286,265.87	78.92
14.500 - 14.999	45	10,973,837.09	1.84	8.638	686	243,863.05	79.53
15.000 - 15.499	11	3,032,505.82	0.51	9.047	677	275,682.35	79.68
15.500 - 15.999	2	620,000.00	0.10	10.339	687	310,000.00	83.23
16.500 - 16.999	2	458,252.67	0.08	10.500	665	229,126.34	80.00
Total	1,678	$595,994,396.85	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 12.546%.

Initial Periodic Rate Cap for the Group 2 Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000	1	$542,915.31	0.09%	6.250%	678	$542,915.31	74.66%
3.000	176	59,775,490.80	10.03	6.833	703	339,633.47	74.50
4.125	1	207,934.60	0.03	7.375	729	207,934.60	78.49
5.000	814	269,057,932.67	45.14	6.983	695	330,538.00	77.02
6.000	686	266,410,123.47	44.70	7.051	697	388,352.95	74.11
Total	1,678	$595,994,396.85	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Initial Period Rate Cap for the Group 2 Mortgage Loans was approximately 5.243%.

Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
1.000	766	$239,053,474.35	40.11%	7.123%	693	$312,080.25	76.50%
2.000	912	356,940,922.50	59.89	6.914	698	391,382.59	74.77
Total	1,678	$595,994,396.85	100.00%

___________
(1)	As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans was approximately 1.599%.

Origination Channel for the Group 2 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Conduit	1,678	$595,994,396.85	100.00%	6.998%	696	$355,181.40	75.46%
Total	1,678	$595,994,396.85	100.00%

Loan Group 3

Mortgage Rates for the Group 3 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
4.501 - 5.000	1	$74,738.32	0.13%	4.875%	652	$74,738.32	59.30%
5.001 - 5.500	5	1,919,503.99	3.23	5.441	717	383,900.80	80.00
5.501 - 6.000	17	7,671,905.30	12.90	5.896	725	451,288.55	76.44
6.001 - 6.500	49	20,466,326.37	34.43	6.360	710	417,680.13	74.30
6.501 - 7.000	38	16,288,013.86	27.40	6.759	696	428,631.94	76.06
7.001 - 7.500	25	9,057,234.95	15.23	7.381	674	362,289.40	72.97
7.501 - 8.000	12	3,888,628.36	6.54	7.717	663	324,052.36	79.92
8.001 - 8.500	1	85,330.26	0.14	8.375	690	85,330.26	80.00
Total	148	$59,451,681.41	100.00%

____________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans was approximately 6.625% per annum.  As of the Cut–off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans net of the insurance premium charged by the lender was approximately 6.624% per annum.

Current Principal Balances for the Group 3 Mortgage Loans(1)

Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
50,000.01 - 100,000.00	6	$467,238.58	0.79%	7.008%	689	$77,873.10	58.78%
100,000.01 - 150,000.00	17	2,152,487.54	3.62	6.851	689	126,616.91	69.53
150,000.01 - 200,000.00	14	2,362,950.20	3.97	6.737	685	168,782.16	74.86
200,000.01 - 250,000.00	17	3,951,299.89	6.65	6.807	699	232,429.41	75.28
250,000.01 - 300,000.00	7	2,015,129.34	3.39	7.010	665	287,875.62	76.82
300,000.01 - 350,000.00	10	3,197,548.42	5.38	6.582	677	319,754.84	76.83
350,000.01 - 400,000.00	10	3,750,201.30	6.31	6.680	687	375,020.13	78.93
400,000.01 - 450,000.00	10	4,367,377.53	7.35	6.362	703	436,737.75	77.46
450,000.01 - 500,000.00	17	8,111,923.95	13.64	6.354	715	477,172.00	77.25
500,000.01 - 550,000.00	4	2,133,200.00	3.59	6.758	724	533,300.00	78.76
550,000.01 - 600,000.00	13	7,371,802.32	12.40	6.335	721	567,061.72	77.57
600,000.01 - 650,000.00	6	3,821,550.00	6.43	6.492	697	636,925.00	74.72
650,000.01 - 700,000.00	4	2,702,000.00	4.54	6.746	706	675,500.00	72.49
750,000.01 - 800,000.00	7	5,454,171.90	9.17	6.574	716	779,167.41	79.17
800,000.01 - 850,000.00	1	839,800.00	1.41	7.000	714	839,800.00	80.00
850,000.01 - 900,000.00	1	899,280.00	1.51	7.625	652	899,280.00	80.00
950,000.01 - 1,000,000.00	1	960,000.00	1.61	6.625	692	960,000.00	80.00
1,000,000.01 - 1,250,000.00	1	1,093,720.44	1.84	6.625	698	1,093,720.44	75.86
1,250,000.01 - 1,500,000.00	1	1,500,000.00	2.52	6.625	658	1,500,000.00	49.67
2,250,000.01 - 2,500,000.00	1	2,300,000.00	3.87	7.475	660	2,300,000.00	62.16
Total	148	$59,451,681.41	100.00%

____________
(1)	As of the Cut-off Date, the average principal balance of the Group 3 Mortgage Loans was approximately $401,701.

Original Loan-to-Value Ratios for the Group 3 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
20.01 - 30.00	3	$290,755.96	0.49%	6.985%	708	$96,918.65	27.49%
30.01 - 40.00	2	315,000.00	0.53	6.706	697	157,500.00	34.70
40.01 - 50.00	3	1,785,157.81	3.00	6.623	661	595,052.60	48.82
50.01 - 60.00	6	1,058,668.29	1.78	6.677	687	176,444.72	54.81
60.01 - 70.00	18	9,488,999.66	15.96	6.592	703	527,166.65	64.26
70.01 - 80.00	109	44,594,156.66	75.01	6.611	701	409,120.70	79.13
80.01 - 90.00	3	721,189.00	1.21	6.858	678	240,396.33	88.34
90.01 - 100.00	4	1,197,754.03	2.01	7.123	691	299,438.51	96.77
Total	148	$59,451,681.41	100.00%

____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 3 Mortgage Loans was approximately 75.40%.

Original Term to Stated Maturity for the Group 3 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
360	148	$59,451,681.41	100.00%	6.625%	700	$401,700.55	75.40%
Total	148	$59,451,681.41	100.00%

Remaining Terms to Stated Maturity for the Group 3 Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
346 – 350	2	$275,188.31	0.46%	6.655%	738	$137,594.16	79.99%
351 – 355	40	13,496,523.85	22.70	6.790	692	337,413.10	77.11
356 – 360	106	45,679,969.25	76.84	6.576	702	430,943.11	74.86
Total	148	$59,451,681.41	100.00%

____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans was approximately 357 months.

Geographic Distribution of the Mortgaged Properties for the Group 3 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Alaska	1	$248,000.00	0.42%	6.375%	726	$248,000.00	80.00%
Arizona	8	2,337,997.88	3.93	6.882	706	292,249.74	77.27
California	69	35,565,820.99	59.82	6.453	706	515,446.68	76.40
Colorado	2	893,200.00	1.50	7.243	778	446,600.00	80.00
Connecticut	1	1,500,000.00	2.52	6.625	658	1,500,000.00	49.67
District of Columbia	1	400,000.00	0.67	7.250	689	400,000.00	80.00
Florida	3	716,750.00	1.21	6.933	702	238,916.67	73.45
Georgia	5	998,543.51	1.68	6.849	687	199,708.70	80.00
Hawaii	2	888,605.97	1.49	5.565	737	444,302.99	80.00
Idaho	1	155,511.08	0.26	7.250	718	155,511.08	80.00
Illinois	2	583,055.00	0.98	7.179	685	291,527.50	94.38
Kentucky	1	182,000.00	0.31	7.750	620	182,000.00	79.82
Maryland	3	864,450.61	1.45	6.514	651	288,150.20	79.98
Massachusetts	4	1,802,302.64	3.03	7.041	667	450,575.66	77.01
Michigan	9	1,394,734.92	2.35	6.544	668	154,970.55	76.43
Minnesota	1	316,649.33	0.53	7.750	647	316,649.33	80.00
Mississippi	1	151,998.02	0.26	5.125	650	151,998.02	80.00
Missouri	1	85,330.26	0.14	8.375	690	85,330.26	80.00
Nevada	6	2,137,755.48	3.60	6.730	716	356,292.58	78.72
New Jersey	3	736,503.34	1.24	6.839	686	245,501.11	75.59
New York	4	3,091,000.00	5.20	7.418	663	772,750.00	62.29
North Carolina	2	468,411.93	0.79	7.462	695	234,205.97	80.00
Ohio	1	132,938.31	0.22	5.750	764	132,938.31	80.00
Oregon	1	99,950.00	0.17	6.875	683	99,950.00	60.80
Pennsylvania	1	295,500.00	0.50	7.500	664	295,500.00	55.97
South Carolina	1	127,900.00	0.22	7.250	688	127,900.00	79.99
Tennessee	2	344,189.56	0.58	7.875	666	172,094.78	85.22
Texas	3	612,650.63	1.03	7.153	664	204,216.88	79.23
Utah	1	242,400.00	0.41	6.375	681	242,400.00	80.00
Virginia	3	428,088.89	0.72	6.444	639	142,696.30	58.23
Washington	3	1,428,343.06	2.40	6.378	767	476,114.35	73.69
West Virginia	1	105,000.00	0.18	6.500	704	105,000.00	65.63
Wisconsin	1	116,100.00	0.20	7.625	668	116,100.00	90.00
Total	148	$59,451,681.41	100.00%

Mortgagors’ FICO Scores for the Group 3 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
620	2	$406,489.56	0.68%	7.819%	620	$203,244.78	79.92%
621 – 640	14	3,508,454.67	5.90	6.755	630	250,603.91	75.07
641 – 660	20	11,312,346.76	19.03	7.039	653	565,617.34	70.42
661 – 680	22	6,626,412.97	11.15	6.596	671	301,200.59	74.47
681 – 700	28	12,341,625.88	20.76	6.579	690	440,772.35	77.68
701 – 720	18	6,732,017.00	11.32	6.641	712	374,000.94	77.70
721 – 740	16	6,168,485.57	10.38	6.472	730	385,530.35	78.02
741 – 760	11	4,515,414.66	7.60	6.152	749	410,492.24	76.21
761 – 780	8	4,296,606.67	7.23	6.240	766	537,075.83	74.13
781 – 800	5	2,150,800.00	3.62	6.827	785	430,160.00	79.43
801 – 820	4	1,393,027.67	2.34	6.147	805	348,256.92	71.76
Total	148	$59,451,681.41	100.00%

____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 3 Mortgage Loans was approximately 700.

Types of Mortgaged Properties for the Group 3 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Planned Unit Development (PUD)	41	$15,709,984.45	26.42%	6.615%	707	$383,170.35	76.99%
High-rise Condominium	1	552,000.00	0.93	6.750	721	552,000.00	80.00
Low-rise Condominium	8	3,210,389.20	5.40	6.613	712	401,298.65	77.26
Single Family Residence	91	37,256,510.42	62.67	6.641	692	409,412.20	74.77
Two- to Four-Family Residence	7	2,722,797.34	4.58	6.452	743	388,971.05	71.66
Total	148	$59,451,681.41	100.00%

Purposes of the Group 3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Purchase	65	$25,274,206.01	42.51%	6.689%	710	$388,833.94	80.01%
Refinance (Rate/Term)	46	19,866,839.42	33.42	6.462	700	431,887.81	73.13
Refinance (Cash Out)	37	14,310,635.98	24.07	6.738	682	386,773.95	70.39
Total	148	$59,451,681.41	100.00%

Occupancy Types for the Group 3 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Primary Home	123	$53,090,121.59	89.30%	6.586%	698	$431,627.00	75.89%
Secondary Home	5	750,646.77	1.26	6.999	667	150,129.35	71.42
Investment	20	5,610,913.05	9.44	6.943	719	280,545.65	71.26
Total	148	$59,451,681.41	100.00%

____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Group 3 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Full/Alternate	21	$5,341,204.89	8.98%	6.309%	680	$254,343.09	77.17%
Stated Income	83	35,918,659.41	60.42	6.612	704	432,754.93	76.00
No Ratio	18	8,447,325.91	14.21	6.719	693	469,295.88	78.44
No Income/No Asset	17	6,732,561.51	11.32	6.771	698	396,033.03	69.42
No Doc	9	3,011,929.69	5.07	6.755	707	334,658.85	69.89
Total	148	$59,451,681.41	100.00%

Loan Age for the Group 3 Mortgage Loans(1)

Range of Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
1- 5	126	$50,973,471.82	85.74%	6.591%	701	$404,551.36	75.37%
6 - 10	22	8,478,209.59	14.26	6.831	692	385,373.16	75.53
Total	148	$59,451,681.41	100.00%

____________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 3 Mortgage Loans was approximately 3 months.

Loan Programs for the Group 3 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
7/1 LIBOR	6	$2,187,364.58	3.68%	6.723%	726	$364,560.76	76.24%
7/1 LIBOR Interest Only	50	31,788,261.72	53.47	6.634	705	635,765.23	75.52
7/6 LIBOR	12	2,688,819.22	4.52	6.847	691	224,068.27	74.30
7/6 LIBOR Interest Only	80	22,787,235.89	38.33	6.578	691	284,840.45	75.26
Total	148	$59,451,681.41	100.00%

Original Interest Only Terms of the Group 3 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	18	$4,876,183.80	8.20%	6.791%	707	$270,899.10	75.17%
72	1	766,000.00	1.29	6.250	770	766,000.00	79.38
84	17	11,588,364.65	19.49	6.548	718	681,668.51	77.72
120	112	42,221,132.96	71.02	6.634	693	376,974.40	74.71
Total	148	$59,451,681.41	100.00%

Prepayment Charge Terms and Type of the Group 3 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
None	118	$42,621,138.85	71.69%	6.587%	706	$361,196.09	76.59%
6 – Hard	1	449,600.00	0.76	6.375	667	449,600.00	80.00
12 – Hard	7	5,896,752.76	9.92	6.838	673	842,393.25	61.79
24 – Hard	1	543,200.00	0.91	7.750	695	543,200.00	80.00
24 – Soft	1	574,210.00	0.97	5.500	699	574,210.00	80.00
36 – Hard	6	2,645,646.54	4.45	6.588	683	440,941.09	79.42
36 – Soft	14	6,721,133.26	11.31	6.714	694	480,080.95	77.09
Total	148	$59,451,681.41	100.00%

Gross Margins for the Group 3 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000 - 2.499	94	$40,731,129.38	68.51%	6.529%	705	$433,309.89	76.61%
2.500 - 2.999	45	15,547,368.13	26.15	6.764	688	345,497.07	72.00
3.000 - 3.499	6	2,099,183.90	3.53	7.550	665	349,863.98	80.00
3.500 - 3.999	3	1,074,000.00	1.81	6.456	725	358,000.00	69.40
Total	148	$59,451,681.41	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 3 Mortgage Loans was approximately 2.438%.

Months to Initial Adjustment Date for the Group 3 Mortgage Loans

Range of Number of Months to Initial Adjustment Date (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
71 – 80	54	$18,675,170.31	31.41%	6.784%	691	$345,836.49	76.89%
81 – 90	94	40,776,511.10	68.59	6.552	704	433,792.67	74.71
Total	148	$59,451,681.41	100.00%

Maximum Mortgage Rates for the Group 3 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
9.500 – 9.999	1	$74,738.32	0.13%	4.875%	652	$74,738.32	59.30%
10.000 – 10.499	2	299,998.02	0.50	5.125	676	149,999.01	80.00
10.500 – 10.999	8	4,191,915.51	7.05	5.671	747	523,989.44	80.00
11.000 – 11.499	20	9,937,016.50	16.71	6.244	709	496,850.83	74.81
11.500 – 11.999	30	16,009,875.22	26.93	6.579	701	533,662.51	76.24
12.000 – 12.499	33	13,292,412.70	22.36	6.683	692	402,800.38	73.29
12.500 – 12.999	35	9,547,440.81	16.06	7.024	692	272,784.02	73.04
13.000 – 13.499	14	3,983,443.76	6.70	7.196	690	284,531.70	78.82
13.500 – 13.999	5	2,114,840.57	3.56	7.695	660	422,968.11	79.98
Total	148	$59,451,681.41	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 3 Mortgage Loans was approximately 11.970%.

Initial Periodic Rate Cap for the Group 3 Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
3.000	12	$4,554,513.58	7.66%	6.303%	703	$379,542.80	69.69%
5.000	83	38,461,496.12	64.69	6.626	700	463,391.52	75.86
6.000	53	16,435,671.71	27.65	6.712	697	310,107.01	75.89
Total	148	$59,451,681.41	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Initial Period Rate Cap for the Group 3 Mortgage Loans was approximately 5.123%.

Subsequent Periodic Rate Cap for the Group 3 Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
1.000	47	$13,263,439.13	22.31%	6.612%	690	$282,200.83	73.96%
2.000	101	46,188,242.28	77.69	6.629	703	457,309.33	75.81
Total	148	$59,451,681.41	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Group 3 Mortgage Loans was approximately 1.777%.

Origination Channel for the Group 3 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Conduit	148	$59,451,681.41	100.00%	6.625%	700	$401,700.55	75.40%
Total	148	$59,451,681.41	100.00%

Aggregate Mortgage Loans

Mortgage Rates for the Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
4.001 - 4.500	1	$121,600.00	0.02%	4.375%	710	$121,600.00	80.00%
4.501 - 5.000	14	5,734,396.78	0.82	4.911	724	409,599.77	79.66
5.001 - 5.500	33	13,085,188.04	1.88	5.359	716	396,520.85	74.53
5.501 - 6.000	163	71,751,791.85	10.31	5.867	721	440,195.04	70.27
6.001 - 6.500	331	135,256,908.42	19.43	6.358	705	408,631.14	73.22
6.501 - 7.000	494	191,139,107.09	27.46	6.816	698	386,921.27	74.94
7.001 - 7.500	422	134,560,010.74	19.33	7.329	689	318,862.58	78.19
7.501 - 8.000	323	100,664,351.00	14.46	7.792	682	311,654.34	77.76
8.001 - 8.500	128	31,919,600.20	4.59	8.318	684	249,371.88	79.95
8.501 - 9.000	42	9,401,664.07	1.35	8.809	681	223,849.14	80.19
9.001 - 9.500	8	1,455,914.39	0.21	9.174	713	181,989.30	81.70
9.501 - 10.000	1	58,731.75	0.01	9.750	691	58,731.75	95.00
10.001 - 10.500	3	978,252.67	0.14	10.500	670	326,084.22	80.00
Total	1,963	$696,127,517.00	100.00%

____________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.932% per annum.  As of the Cut–off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.928% per annum.

Current Principal Balances for the Mortgage Loans(1)

Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0.01 - 50,000.00	1	$48,900.00	0.01%	8.625%	670	$48,900.00	78.87%
50,000.01 - 100,000.00	83	6,630,680.11	0.95	7.715	694	79,887.71	75.92
100,000.01 - 150,000.00	213	26,856,537.18	3.86	7.414	688	126,087.03	76.91
150,000.01 - 200,000.00	272	47,519,877.65	6.83	7.249	696	174,705.43	76.70
200,000.01 - 250,000.00	205	46,162,634.59	6.63	7.117	688	225,183.58	74.93
250,000.01 - 300,000.00	163	44,936,991.69	6.46	7.094	681	275,687.07	76.13
300,000.01 - 350,000.00	150	48,782,490.17	7.01	6.885	690	325,216.60	73.99
350,000.01 - 400,000.00	121	45,359,966.31	6.52	6.962	689	374,875.75	76.67
400,000.01 - 450,000.00	158	67,796,829.79	9.74	6.814	692	429,093.86	76.99
450,000.01 - 500,000.00	179	85,487,034.29	12.28	6.711	702	477,581.20	75.86
500,000.01 - 550,000.00	126	66,263,094.39	9.52	6.806	707	525,897.57	77.61
550,000.01 - 600,000.00	90	51,940,249.48	7.46	6.845	711	577,113.88	76.52
600,000.01 - 650,000.00	53	33,505,369.61	4.81	6.928	696	632,176.79	74.62
650,000.01 - 700,000.00	35	23,745,269.78	3.41	6.944	695	678,436.28	72.88
700,000.01 - 750,000.00	25	18,225,260.15	2.62	6.967	703	729,010.41	71.81
750,000.01 - 800,000.00	24	18,532,161.64	2.66	6.691	717	772,173.40	77.99
800,000.01 - 850,000.00	12	10,010,334.84	1.44	6.741	729	834,194.57	71.63
850,000.01 - 900,000.00	14	12,389,462.40	1.78	6.636	705	884,961.60	74.44
900,000.01 - 950,000.00	7	6,425,708.04	0.92	6.622	745	917,958.29	75.31
950,000.01 - 1,000,000.00	22	21,747,759.89	3.12	7.046	702	988,534.54	71.54
1,000,000.01 - 1,250,000.00	6	7,041,405.00	1.01	6.847	704	1,173,567.50	71.46
1,250,000.01 - 1,500,000.00	2	2,819,500.00	0.41	7.093	675	1,409,750.00	55.08
1,500,000.01 - 1,750,000.00	1	1,600,000.00	0.23	6.500	633	1,600,000.00	60.60
2,250,000.01 - 2,500,000.00	1	2,300,000.00	0.33	7.475	660	2,300,000.00	62.16
Total	1,963	$696,127,517.00	100.00%

____________
(1)	As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $354,624.

Original Loan-to-Value Ratios for the Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
10.01 - 20.00	3	$733,025.29	0.11%	5.89%	785	$244,341.76	18.37%
20.01 - 30.00	8	1,008,344.37	0.14	6.473	718	126,043.05	26.48
30.01 - 40.00	15	3,176,385.19	0.46	6.425	708	211,759.01	35.55
40.01 - 50.00	38	12,405,562.89	1.78	6.400	704	326,462.18	45.65
50.01 - 60.00	82	33,304,389.99	4.78	6.387	713	406,151.10	56.58
60.01 - 70.00	215	93,198,394.01	13.39	6.706	703	433,480.90	66.22
70.01 - 80.00	1,514	529,819,500.47	76.11	7.002	695	349,946.83	78.81
80.01 - 90.00	51	14,566,658.72	2.09	7.299	687	285,620.76	87.89
90.01 - 100.00	37	7,915,256.07	1.14	7.729	693	213,925.84	95.62
Total	1,963	$696,127,517.00	100.00%

____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 75.52%.

Original Term to Stated Maturity for the Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
360	1,963	$696,127,517.00	100.00%	6.932%	697	$354,624.31	75.52%
Total	1,963	$696,127,517.00	100.00%

Remaining Terms to Stated Maturity for the Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
336 – 340	1	$243,827.10	0.04%	6.250%	696	$243,827.10	50.00%
341 – 345	1	285,549.08	0.04	5.750	685	285,549.08	90.00
346 – 350	16	3,853,617.04	0.55	7.462	702	240,851.07	79.28
351 – 355	475	151,308,584.13	21.74	7.088	698	318,544.39	77.16
356 – 360	1,470	540,435,939.65	77.63	6.886	697	367,643.50	75.04
Total	1,963	$696,127,517.00	100.00%

____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 356 months.

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Alabama	8	$1,654,511.57	0.24%	7.762%	669	$206,813.95	81.91%
Alaska	2	485,585.24	0.07	6.987	676	242,792.62	80.00
Arizona	163	44,122,537.94	6.34	7.121	699	270,690.42	77.94
Arkansas	1	75,783.37	0.01	7.750	671	75,783.37	80.00
California	739	340,218,588.42	48.87	6.674	702	460,376.98	74.54
Colorado	32	11,890,266.45	1.71	7.187	722	371,570.83	76.42
Connecticut	11	4,995,795.76	0.72	7.103	687	454,163.25	64.82
Delaware	2	515,360.00	0.07	7.247	786	257,680.00	80.00
District of Columbia	5	1,824,285.05	0.26	6.967	668	364,857.01	79.48
Florida	200	52,883,910.70	7.60	7.458	689	264,419.55	75.47
Georgia	53	12,010,267.14	1.73	7.127	694	226,608.81	79.24
Hawaii	10	4,822,018.53	0.69	6.322	709	482,201.85	76.46
Idaho	20	4,584,557.37	0.66	7.478	676	229,227.87	76.25
Illinois	39	10,787,492.47	1.55	7.337	687	276,602.37	82.19
Indiana	8	1,218,760.95	0.18	7.649	687	152,345.12	81.29
Kansas	4	359,226.58	0.05	7.706	709	89,806.65	76.43
Kentucky	7	2,585,408.19	0.37	7.043	718	369,344.03	74.22
Louisiana	4	970,118.87	0.14	6.942	657	242,529.72	76.46
Maine	1	187,869.70	0.03	7.375	733	187,869.70	80.00
Maryland	66	22,155,411.74	3.18	6.989	677	335,688.06	76.73
Massachusetts	18	6,889,257.05	0.99	7.379	685	382,736.50	75.01
Michigan	35	8,105,611.91	1.16	6.682	691	231,588.91	76.99
Minnesota	26	6,305,019.42	0.91	7.121	700	242,500.75	77.80
Mississippi	3	1,230,282.09	0.18	7.304	666	410,094.03	79.64
Missouri	11	1,377,786.11	0.20	7.176	698	125,253.28	79.01
Montana	1	189,050.00	0.03	7.375	668	189,050.00	95.00
Nevada	84	25,530,483.19	3.67	7.069	698	303,934.32	78.29
New Hampshire	3	700,130.78	0.10	6.451	723	233,376.93	63.23
New Jersey	25	9,408,606.54	1.35	7.212	669	376,344.26	75.31
New Mexico	4	1,195,023.44	0.17	7.304	693	298,755.86	85.68
New York	42	18,508,592.17	2.66	7.157	696	440,680.77	69.05
North Carolina	20	5,689,963.93	0.82	7.024	702	284,498.20	73.10
Ohio	6	1,564,288.31	0.22	6.479	701	260,714.72	70.88
Oregon	35	10,214,519.05	1.47	7.127	684	291,843.40	76.18
Pennsylvania	5	916,728.71	0.13	7.463	653	183,345.74	68.89
South Carolina	10	2,010,607.50	0.29	7.490	722	201,060.75	77.93
Tennessee	7	992,281.54	0.14	7.820	674	141,754.51	84.74
Texas	53	10,948,869.03	1.57	7.511	701	206,582.43	76.21
Utah	28	8,674,479.95	1.25	7.587	709	309,802.86	80.93
Vermont	2	1,303,250.00	0.19	6.390	699	651,625.00	77.42
Virginia	74	26,590,604.12	3.82	7.158	685	359,332.49	76.76
Washington	79	25,108,765.76	3.61	6.958	691	317,832.48	76.23
West Virginia	3	604,415.81	0.09	7.373	643	201,471.94	77.50
Wisconsin	9	1,757,583.04	0.25	7.074	715	195,287.00	71.15
Wyoming	5	1,963,561.51	0.28	7.352	710	392,712.30	79.60
Total	1,963	$696,127,517.00	100.00%

Mortgagors’ FICO Scores for the Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
620	22	$5,955,889.82	0.86%	7.401%	620	$270,722.26	74.11%
621 – 640	158	51,574,525.61	7.41	7.171	631	326,421.05	74.85
641 – 660	296	97,547,703.45	14.01	7.207	651	329,553.05	75.43
661 – 680	372	122,477,450.89	17.59	7.046	670	329,240.46	76.49
681 – 700	338	128,790,099.39	18.50	6.898	690	381,035.80	76.39
701 – 720	261	93,098,868.01	13.37	6.877	710	356,700.64	76.66
721 – 740	209	72,970,315.45	10.48	6.824	729	349,140.27	76.41
741 – 760	118	43,222,311.76	6.21	6.810	750	366,290.78	74.70
761 – 780	92	40,670,996.44	5.84	6.425	771	442,076.05	71.80
781 – 800	65	26,088,304.56	3.75	6.729	789	401,358.53	73.12
801 – 820	32	13,731,051.62	1.97	6.410	807	429,095.36	68.02
Total	1,963	$696,127,517.00	100.00%

____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 697.

Types of Mortgaged Properties for the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Planned Unit Development (PUD)	408	$147,311,856.36	21.16%	6.952%	697	$361,058.47	76.82%
Cooperative	1	243,827.10	0.04	6.250	696	243,827.10	50.00
High-rise Condominium	10	3,580,353.65	0.51	7.245	734	358,035.37	72.12
Low-rise Condominium	178	49,827,882.42	7.16	7.078	695	279,931.92	76.84
Single Family Residence	1,198	433,433,387.02	62.26	6.862	696	361,797.48	75.22
Townhouse	16	3,683,788.62	0.53	7.541	703	230,236.79	79.22
Two- to Four-Family Residence	152	58,046,421.83	8.34	7.230	709	381,884.35	73.36
Total	1,963	$696,127,517.00	100.00%

Purposes of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Purchase	907	$289,922,610.21	41.65%	7.068%	704	$319,650.07	79.32%
Refinance (Rate/Term)	395	164,837,111.50	23.68	6.697	694	417,309.14	73.85
Refinance (Cash Out)	661	241,367,795.29	34.67	6.929	691	365,155.51	72.08
Total	1,963	$696,127,517.00	100.00%

Occupancy Types for the Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Primary Home	1,340	$523,943,297.26	75.27%	6.807%	693	$391,002.46	75.96%
Secondary Home	54	20,952,141.50	3.01	6.974	721	388,002.62	76.15
Investment	569	151,232,078.24	21.72	7.360	710	265,785.73	73.88
Total	1,963	$696,127,517.00	100.00%

____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Full/Alternate	253	$74,843,589.39	10.75%	6.538%	701	$295,824.46	75.29%
Stated Income	862	339,641,713.51	48.79	6.828	700	394,015.91	75.91
No Ratio	358	132,785,797.77	19.07	7.209	692	370,910.05	77.77
No Income/No Asset	211	63,522,657.19	9.13	7.170	688	301,055.25	76.27
No Doc	279	85,333,759.14	12.26	7.084	698	305,855.77	70.09
Total	1,963	$696,127,517.00	100.00%

Loan Age for the Mortgage Loans(1)

Range of Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
1 – 5	1,701	$608,409,809.49	87.40%	6.910%	697	$357,677.72	75.30%
6 – 10	253	85,557,773.94	12.29	7.087	698	338,173.02	77.05
11 – 15	8	1,916,106.47	0.28	7.137	709	239,513.31	80.03
16 or greater	1	243,827.10	0.04	6.250	696	243,827.10	50.00
Total	1,963	$696,127,517.00	100.00%

____________
(1)	As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 4 months.

Loan Programs for the Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
3/1 CMT Interest Only	1	$387,722.29	0.06%	7.250%	798	$387,722.29	90.00%
3/1 LIBOR	4	899,013.66	0.13	6.347	731	224,753.42	69.06
3/1 LIBOR Interest Only	17	4,369,539.00	0.63	6.513	711	257,031.71	75.60
3/6 LIBOR	12	2,882,116.09	0.41	6.819	702	240,176.34	76.34
3/6 LIBOR Interest Only	103	32,143,047.70	4.62	6.363	708	312,068.42	76.65
5/1 CMT Interest Only	1	285,549.08	0.04	5.750	685	285,549.08	90.00
5/1 LIBOR	34	12,522,003.70	1.80	6.870	688	368,294.23	72.93
5/1 LIBOR 40/30 Balloon	1	162,182.41	0.02	7.875	677	162,182.41	80.00
5/1 LIBOR Interest Only	296	118,990,153.51	17.09	6.710	701	401,993.76	76.31
5/6 LIBOR	159	42,643,235.79	6.13	7.401	692	268,196.45	74.97
5/6 LIBOR 40/30 Balloon	15	3,816,786.40	0.55	7.644	671	254,452.43	79.71
5/6 LIBOR Interest Only	1,172	417,574,485.96	59.99	7.037	696	356,292.22	75.30
7/1 LIBOR	6	2,187,364.58	0.31	6.723	726	364,560.76	76.24
7/1 LIBOR Interest Only	50	31,788,261.72	4.57	6.634	705	635,765.23	75.52
7/6 LIBOR	12	2,688,819.22	0.39	6.847	691	224,068.27	74.30
7/6 LIBOR Interest Only	80	22,787,235.89	3.27	6.578	691	284,840.45	75.26
Total	1,963	$696,127,517.00	100.00%

Original Interest Only Terms of the Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	243	$67,801,521.85	9.74%	7.235%	692	$279,018.61	74.87%
36	8	2,206,781.13	0.32	6.200	755	275,847.64	74.73
60	140	52,902,064.37	7.60	6.435	704	377,871.89	76.09
72	1	766,000.00	0.11	6.250	770	766,000.00	79.38
84	17	11,588,364.65	1.66	6.548	718	681,668.51	77.72
120	1,554	560,862,785.00	80.57	6.954	697	360,915.56	75.49
Total	1,963	$696,127,517.00	100.00%

Prepayment Charge Terms and Type of the Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	1,052	$396,103,571.73	56.90%	6.857%	702	$376,524.31	75.45%
6 – Hard	7	1,617,448.27	0.23	7.190	691	231,064.04	80.54
6 – Soft	1	274,200.00	0.04	6.500	659	274,200.00	46.79
12 – Hard	115	43,002,434.45	6.18	7.070	689	373,934.21	75.35
12 – Soft	8	1,864,019.99	0.27	7.401	659	233,002.50	76.78
24 – Hard	14	4,981,856.38	0.72	6.705	698	355,846.88	79.98
24 – Soft	9	2,661,965.85	0.38	7.690	677	295,773.98	79.51
36 – Hard	300	94,329,024.74	13.55	6.920	691	314,430.08	75.43
36 – Soft	456	150,430,495.59	21.61	7.086	691	329,891.44	75.59
60 – Soft	1	862,500.00	0.12	6.750	661	862,500.00	71.88
Total	1,963	$696,127,517.00	100.00%

Gross Margins for the Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
2.000 - 2.499	1,082	$418,587,954.58	60.13%	6.827%	701	$386,865.02	75.04%
2.500 - 2.999	536	175,261,355.78	25.18	7.132	690	326,980.14	76.26
3.000 - 3.499	107	36,711,450.38	5.27	7.184	684	343,097.67	78.36
3.500 - 3.999	167	47,464,422.01	6.82	6.869	704	284,218.10	74.64
4.000 - 4.499	4	957,499.71	0.14	7.849	713	239,374.93	80.00
4.500 - 4.999	7	1,765,174.64	0.25	7.032	705	252,167.81	64.98
5.000 - 5.499	56	13,843,195.96	1.99	6.963	708	247,199.93	76.69
6.000 - 6.499	2	944,000.00	0.14	7.690	634	472,000.00	80.00
6.500 - 6.999	2	592,463.94	0.09	7.652	664	296,231.97	80.00
Total	1,963	$696,127,517.00	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.598%.

Months to Initial Adjustment Date for the Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
21 – 30	26	$8,191,889.87	1.18%	6.342%	727	$315,072.69	78.89%
31 – 40	112	32,733,375.97	4.70	6.437	705	292,262.29	75.67
41 – 50	13	3,202,195.62	0.46	7.551	687	246,322.74	78.82
51 – 60	1,664	592,548,374.13	85.12	6.995	696	356,098.78	75.46
71 – 80	54	18,675,170.31	2.68	6.784	691	345,836.49	76.89
81 – 90	94	40,776,511.10	5.86	6.552	704	433,792.67	74.71
Total	1,963	$696,127,517.00	100.00%

Maximum Mortgage Rates for the Mortgage Loans(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
9.000 - 9.499	1	$121,600.00	0.02%	4.375%	710	$121,600.00	80.00%
9.500 - 9.999	8	2,998,906.60	0.43	4.835	719	374,863.33	79.35
10.000 - 10.499	21	8,332,958.72	1.20	5.157	727	396,807.56	77.23
10.500 - 10.999	64	28,938,174.16	4.16	5.742	720	452,158.97	72.35
11.000 - 11.499	105	48,223,986.64	6.93	6.184	713	459,276.06	73.76
11.500 - 11.999	271	100,620,134.65	14.45	6.510	700	371,292.01	74.44
12.000 - 12.499	370	132,209,973.94	18.99	6.700	698	357,324.25	74.75
12.500 - 12.999	532	191,945,501.69	27.57	7.031	695	360,799.82	75.29
13.000 - 13.499	257	82,801,402.55	11.89	7.402	693	322,184.45	77.72
13.500 - 13.999	204	65,879,722.65	9.46	7.751	683	322,939.82	76.98
14.000 - 14.499	67	18,537,233.05	2.66	8.205	686	276,675.12	78.74
14.500 - 14.999	48	11,407,163.86	1.64	8.640	686	237,649.25	79.54
15.000 - 15.499	11	3,032,505.82	0.44	9.047	677	275,682.35	79.68
15.500 - 15.999	2	620,000.00	0.09	10.339	687	310,000.00	83.23
16.500 - 16.999	2	458,252.67	0.07	10.500	665	229,126.34	80.00
Total	1,963	$696,127,517.00	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 12.477%.

Initial Periodic Rate Cap for the Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
2.000	49	$12,396,903.31	1.78%	6.653%	708	$252,998.03	77.68%
3.000	221	74,771,349.05	10.74	6.664	703	338,331.90	74.55
4.125	1	207,934.60	0.03	7.375	729	207,934.60	78.49
5.000	906	310,932,586.75	44.67	6.931	695	343,192.70	76.89
6.000	786	297,818,743.29	42.78	7.012	697	378,904.25	74.24
Total	1,963	$696,127,517.00	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Initial Period Rate Cap for the Mortgage Loans was approximately 5.159%.

Subsequent Periodic Rate Cap for the Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
1.000	860	$268,118,563.67	38.52%	7.032%	694	$311,765.77	76.45%
2.000	1,103	428,008,953.33	61.48	6.869	700	388,040.76	74.94
Total	1,963	$696,127,517.00	100.00%

____________
(1)	As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Mortgage Loans was approximately 1.615%.

Origination Channel for the Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Conduit	1,963	$696,127,517.00	100.00%	6.932%	697	$354,624.31	75.52%
Total	1,963	$696,127,517.00	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement.  The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued.  They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.  When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.  We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.  The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

The IndyMac IMSC Mortgage Loan Trust 2007-AR1 Mortgage Pass-Through Certificates, Series 2007-AR1  will consist of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class P-1, Class P-2 and Class L Certificates. Only the classes of certificates listed on the cover page of this free writing prospectus (all of which are together referred to as the “offered certificates”) are offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1 and Class A-R Certificates

Subordinated Certificates	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates

Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2 and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1 and Class 2-A-2 Certificates

Group 3 Senior Certificates	Class 3-A-1 Certificates

Super Senior Certificates	Class 1-A-1 and Class 2-A-1 Certificates

Support Certificates	Class 1-A-2 and Class 2-A-2 Certificates

Private Certificates	Class B-4, Class B-5, Class B-6, Class P-1, Class P-2 and Class L Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates:	Senior/Super Senior/Variable Rate

Class 1-A-2 Certificates:	Senior/Support/Variable Rate

Class 2-A-1 Certificates:	Senior/Super Senior/Variable Rate

Class 2-A-2 Certificates:	Senior/Support/Variable Rate

Class 3-A-1 Certificates:	Senior/Variable Rate

Class A-R Certificates:	Senior/REMIC Residual

Subordinated Certificates:	Subordinate/Variable Rate

Class P-1 and Class P-2 Certificates:	Prepayment Charges

Class L Certificates:	Late Payment Fees

The Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes referred to as the “private certificates”) are not offered by this free writing prospectus.  The pass-through rate for each class of private certificates other than the Class P-1, Class P-2 and Class L Certificates will be calculated as described under “—Interest” in this free writing prospectus.  The Class P-1, Class P-2 and Class L Certificates will not bear interest.  The Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges, and the Class L Certificates will be entitled to all late payment fees, received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the other classes of certificates.  The classes of offered certificates will have the respective initial Class Certificate Balances and pass-through rates set forth on the cover page or as described in this free writing prospectus.  The initial Class Certificate Balances may vary in the aggregate by plus or minus 10%.  Any information contained in this free writing prospectus with respect to the Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

The “Class Certificate Balance” of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

•	all amounts previously distributed to holders of certificates of that class as distributions of principal, and

•	the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P-1, Class P-2 and Class L Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

The senior certificates will have an initial aggregate Class Certificate Balance of approximately $628,255,100 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 90.25%.  The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 3.70%, 2.05%, 1.10%, 1.25%, 0.90% and 0.75%, respectively.

The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Book-Entry Certificates

The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”).  The Class A-R Certificates will be issued as a single certificate in fully registered certificated form.  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold their Book-Entry Certificates through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).  Investors may hold such beneficial interests in the Senior Certificates (other than the Class A-R Certificates) in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1 in excess thereof.  Investors may hold such beneficial interests in the Class B-1, Class B-2 and Class B-3 Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof.  Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates.  Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.”  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.”  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC’s normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

On or before the closing date, the Servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders.  The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement.  The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement.  On or before the closing date, the trustee will establish an account (the “Distribution Account”), which will be maintained with the trustee in trust for the benefit of the certificateholders.  On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds, prepayment charges and late payment fees for that Distribution Date and will deposit such amounts in the Distribution Account.  The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges, and the Class L Certificates will be entitled to all late payment fees, received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.  There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to the 18th day of each month, or if that day is not a business day, the next business day, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for such Distribution Date.  The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

The Certificate Account.  At the direction of the Servicer, all funds in the Certificate Account will be invested in permitted investments so long as such funds are received from the Servicer in a timely manner along with specific instructions as to how such funds are to be invested.  All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.  The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account.  The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

Distribution Account.  Funds on deposit in the Distribution Account will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Servicing Fee / Servicer	0.375% per annum of the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Interest collected with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries that are allocable to accrued and unpaid interest (4)	Monthly
Additional Servicing Compensation / Servicer	• Prepayment Interest Excess (5)	Compensation	Interest collections with respect to certain Mortgage Loans that prepay in full	Time to time
	• All assumption fees and other similar charges (excluding prepayment charges and late payment fees)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account.	Compensation	Investment income related to the Certificate Account	Monthly
	• Excess Proceeds (6)	Compensation	Liquidation Proceeds and Subsequent Recoveries	Time to time
Trustee Fee / trustee	0.0055% per annum of the Stated Principal Balance of each Mortgage Loan	Compensation	Interest Distribution Amount	Monthly
Expenses
Insurance expenses / Servicer	Expenses incurred by the Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Advances / Servicer	To the extent of funds available, the amount of any advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (7)
Time to time
Indemnification expenses / the Seller, the Servicer and the depositor	Amounts for which the seller, the Servicer and the depositor are entitled to indemnification (8)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

(1)
If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus.  Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.  See “The Agreements — Amendment” in the prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3)	The Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)
The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(6)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(7)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8)	Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in July 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” is the last business day of the month immediately preceding the month of such Distribution Date for all certificates.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to such loan groups.  Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case, after giving effect to distributions on all classes of senior certificates in the following order of priority:

•	to current and unpaid interest on each class of senior certificates in the related senior certificate group, pro rata based on their respective interest distribution amounts;

•
to principal on the classes of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

•
from Available Funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any distributions that may be required to be made as described in this free writing prospectus under “—Cross-Collateralization” and (y) the limitations set forth in this free writing prospectus under “Description of the Certificates—Principal;” and

•	any remaining amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of

•
all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to payments not received by the Determination Date;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

•
all partial or full prepayments with respect to the Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and the related Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the Seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

The classes of offered certificates will have the respective pass-through rates as described below.

The pass-through rate for the Class 1-A-1, Class 1-A-2 and Class A-R Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans.  The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.03452% per annum.

The pass through rate for the Class 2-A-1 and Class 2-A-2 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans.  The pass through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.61264% per annum.

The pass through rate for the Class 3-A-1 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 3 Mortgage Loans.  The pass through rate for the Class 3-A-1 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.24337% per annum.

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period that ends during such Due Period).

The “Due Period” means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

The pass-through rate for each class of subordinated certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the sum of the following for each loan group:  the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans in that loan group as of the first day of the related due period (after giving effect to principal prepayments received in the prepayment period that ends during such due period) and (y) a fraction, the numerator of which is the related Assumed Balance immediately prior to that Distribution Date, and the denominator of which is the sum of the Assumed Balance for each loan group immediately prior to that Distribution Date.

On each Distribution Date, to the extent of funds available, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This “interest distribution amount” for any interest-bearing class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).

With respect to each Distribution Date for all of the interest-bearing classes, the “interest accrual period” will be the calendar month preceding the month of the Distribution Date.  Each interest accrual period will be deemed to consist of 30 days.  Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates.  With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date and

•
the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date.  The “Assumed Balance” for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date).  Notwithstanding the foregoing, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for each other loan group over the aggregate of the prepayment interest shortfalls for that loan group.  A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month’s interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under “—Priority of Distributions Among Certificates” are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall.  Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date.  A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Principal

Principal Amount.  On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount for that loan group.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

(a)	all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

(b)
the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

(c)	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)
with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

(f)
all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans in that loan group that was repurchased due to modification of the Mortgage Loan in lieu of refinancing,

(g)
(A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Senior Principal Distribution Amount.  On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes of senior certificates as follows:

(a)           with respect to loan group 1, sequentially, as follows:

(i)	to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

(ii)	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(b)	with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(c)	with respect to loan group 3, to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

The capitalized terms used in this free writing prospectus have the following meanings:

“Prepayment Period” means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

“Stated Principal Balance” means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs.  The “pool principal balance” equals the aggregate Stated Principal Balance of the Mortgage Loans.

The “Senior Principal Distribution Amount” for a loan group for any Distribution Date will equal the sum of

(i)	the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and Distribution Date,

(ii)	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

(a)	the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

(b)	either

(x)
if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

(y)
if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

(iii)	the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided further, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in the related loan group.

The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent (not greater than 100%) of a fraction the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent (not greater than 100%) of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

For any Distribution Date on and prior to the second Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:  for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of any senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).  Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

•
the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more  (averaged over the preceding six-month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

•	cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “original subordinate principal balance”), commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in June 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in June 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “Two Times Test”), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

Cross-Collateralization due to disproportionate principal payments.  On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%.  If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on the Distribution Date.

Cross-Collateralization due to disproportionate Realized Losses in one loan group.  If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (any such group, the “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an “Undercollateralization Distribution”).  If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates of that related senior certificate group.  If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group.  If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance of the related senior certificates.  Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and“— Subordinated Principal Distribution Amount” below.

Subordinated Principal Distribution Amount.  On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the “Applicable Credit Support Percentage”) is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the “Original Applicable Credit Support Percentage”), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1	9.75%
Class B-2	6.05%
Class B-3	4.00%
Class B-4	2.90%
Class B-5	1.65%
Class B-6	0.75%

The “Subordinated Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of:

•	the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

•
for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

•	the Subordinated Prepayment Percentage for that loan group of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

Residual Certificates.  The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, any Realized Loss, other than Excess Losses, on the Mortgage Loans will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group as follows: (1) any Realized Losses, other than Excess Losses, on the Group 1 Mortgage Loans will be allocated, sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero,  (2) any Realized Losses, other than Excess Losses, on the Group 2 Mortgage Loans Certificates will be allocated, sequentially, to the Class 2-A-2 and 2-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, and (3) any Realized Losses, other than Excess Losses, on the Group 3 Mortgage Loans Certificates will be allocated, to the Class 3-A-1 Certificate until its Class Certificate Balance is reduced to zero.

On each Distribution Date, Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the classes of subordinated certificates of the related subordinated certificate group as follows:

•
the applicable Senior Percentage of such Excess Loss will be allocated among the classes of senior certificates in that senior certificate group, pro rata, based on their Class Certificate Balances and

•
the applicable Subordinated Percentage of such Excess Loss will be allocated among the related classes of subordinated certificates, pro rata, based on each class’ share of the Assumed Balance for the applicable loan group.

The “Senior Credit Support Depletion Date” is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.  “Excess Losses” are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. “Bankruptcy Losses” are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. “Special Hazard Losses” are Realized Losses in respect of Special Hazard Mortgage Loans.  “Fraud Losses” are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received.  A “Special Hazard Mortgage Loan” is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under “Credit Enhancement—Special Hazard Insurance Policies.”

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P-1, Class P-2 and Class L Certificates.

Credit Enhancement

Subordination

Any Realized Losses on the Mortgage Loans that are allocable to the senior certificates will be allocated among the related classes of senior certificates as specified under “Description of the Certificates ─ Allocation of Losses” in this free writing prospectus.

The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs.

The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

•	Special Hazard Losses in an initial amount expected to be up to approximately $6,992,172 (the “Special Hazard Loss Coverage Amount”),

•	Bankruptcy Losses in an initial amount expected to be up to approximately $310,337 (the “Bankruptcy Loss Coverage Amount”) and

•	Fraud Losses in an initial amount expected to be up to approximately $13,922,550 (the “Fraud Loss Coverage Amount”).

The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of:

•	that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the closing date, or

•	the greatest of

•	1% of the aggregate of the principal balances of the Mortgage Loans,

•	twice the principal balance of the largest Mortgage Loan and

•
the aggregate principal balances of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

•
1.00% of the then current pool principal balance, in the case of the first such anniversary and 0.50% of the then current pool principal balance, in the case of the second, third and fourth such anniversaries,

and

•	the excess of

•	the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

•	the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

A “Deficient Valuation” is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the related Mortgage Loan.  However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.